UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 23, 2021

LIBERTY LATIN AMERICA LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-38335	98-1386359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)
Clarendon House,
2 Church Street,
Hamilton HM 11, Bermuda
(Address of Principal Executive Office)
(303) 925-6000
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Class A Shares, par value $0.01 per share	LILA	The NASDAQ Stock Market LLC
Class C Shares, par value $0.01 per share	LILAK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

During March 2021, we initiated certain transactions, as described in further detail below, whereby we received proceeds through the issuance of the Notes and the 2021 Additional Term Loan Facility (each as defined below.) The aggregate proceeds of the Notes and the 2021 Additional Term Loan Facility are expected to be applied (i) to prepay in full (together with accrued interest) the $1,000.0 million term loan facility due October 2026 borrowed by LCPR Loan Financing LLC (which bears interest at a rate of LIBOR plus 5.00%) and (ii) for general corporate purposes, including to pay certain related costs under the Group’s (as defined below) hedging arrangements, transactions fees and expenses, and approximately $250.0 million that is expected to be retained on balance sheet.

A. Issuance of 5.125% Senior Secured Notes due 2029

On March 23, 2021, LCPR Senior Secured Financing Designated Activity Company, a designated activity company limited by shares incorporated under the laws of Ireland with registered number 657415 (the “Issuer”), entered into a purchase agreement (the “Purchase Agreement”) with, among others, J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), pursuant to which the Issuer agreed to sell, subject to the terms and conditions set forth therein, $820.0 million aggregate principal amount of its 5.125% senior secured notes due 2029 (the “Notes”), at an issue price of 100.000%, to the Initial Purchasers in a private offering in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended. The Issuer is a special purpose financing company that is 100% owned by a third party.

The Notes will mature on July 15, 2029. Interest on the Notes will be payable semi-annually on each January 15 and July 15, commencing on July 15, 2021.The Notes will be the senior obligations of the Issuer. The Notes will be guaranteed by the SPV Borrower (as defined below) and will be secured by (i) a pledge over the Issuer’s and the SPV Borrower’s bank accounts (subject to certain exceptions) and (ii) a pledge over the Issuer’s and the SPV Borrower’s rights and benefits under the Proceeds Loan Agreement, as defined below, and the proceeds loans thereunder.

The Notes will be issued on or about March 30, 2021 (the “Issue Date”) under an indenture to be dated the Issue Date (the “Indenture”) between, among others, the Issuer, the SPV Borrower (as defined below) as guarantor, BNY Mellon Corporate Trustee Services Limited as trustee and The Bank of Nova Scotia as security trustee.

On the Issue Date, the net proceeds of the offering of the Notes are expected to be used by the Issuer to fund one or more proceeds loans (the “Notes Proceeds Loans”) to Liberty Communications of Puerto Rico LLC (“LCPR LLC”) and Liberty Mobile Puerto Rico Inc. (“Liberty Mobile PR” and, together with LCPR LLC in such capacities, the “Proceeds Loan Borrowers”), each an indirect wholly-owned subsidiary of the Registrant, pursuant to a proceeds loan agreement dated as of October 25, 2019 between, among others, the Issuer, the SPV Borrower, LCPR LLC, Liberty Mobile PR, LLA Holdco LLC (“LLA Holdco”), Liberty Mobile Inc. (“Liberty Mobile”), Liberty Mobile USVI Inc. (“Liberty Mobile USVI”) and The Bank of Nova Scotia, as security agent (as amended, restated, supplemented or otherwise modified from time to time, the “Proceeds Loan Agreement”). The payment of all obligations of the Proceeds Loan Obligors (as defined below) under the Proceeds Loan Agreement (including under the Notes Proceeds Loans) is guaranteed by LCPR LLC, Liberty Mobile PR, LLA Holdco, Liberty Mobile and Liberty Mobile USVI (together, the “Proceeds Loan Obligors”), and all the issued capital stock or share capital of each Proceeds Loan Obligor, and substantially all assets of each Proceeds Loan Obligor, will continue to be pledged, on the Issue Date, to secure the payment of the obligations of the Proceeds Loan Obligors under the Proceeds Loan Agreement.

The Notes Proceeds Loans, together with the New SPV Credit Facility Proceeds Loans (as defined below), are expected to be used by the Proceeds Loan Borrowers to, inter alia, repay certain existing proceeds loans made available to the Proceeds Loan Borrowers by the SPV Borrower (the “Existing Proceeds Loans”) and for general corporate purposes, including distributions to the parent companies of the Proceeds Loan Borrowers. The SPV Borrower will use the proceeds from the repayment of the Existing Proceeds Loans to repay in full the aggregate outstanding principal amount of borrowings (together with accrued interest) under the Existing SPV Credit Agreement.

The Notes may be redeemed, in whole or in part, at any time prior to July 15, 2024 at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to (but excluding) the redemption date and a “make whole” premium, as will be described in the Indenture. The Notes may be redeemed, in whole or in part, at any time on or after July 15, 2024 at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest and additional amounts, if any, to, but excluding, the redemption date, if redeemed during the twelve month period commencing on July 15 of the years set out below:

Year	Redemption Price

2024	102.563%
2025	101.281%
2026 and thereafter	100.000%

In addition, at any time prior to July 15, 2024, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes with the net proceeds of one or more specified equity offerings at the redemption price equal to 105.125% of the principal amount thereof plus accrued and unpaid interest to (but excluding) the redemption date. Furthermore, prior to July 15, 2024, during each 12-month period commencing on the Issue Date, the Issuer may redeem up to 10% of the original principal amount of the Notes at a redemption price equal to 103.000% of the principal amount thereof plus accrued and unpaid interest to (but excluding) the redemption date.

The Proceeds Loan Obligors will agree, pursuant to a covenant agreement (the “Notes Covenant Agreement”) to be dated the Issue Date, between, among others, the Issuer, the Proceeds Loan Obligors, the Trustee and the Security Trustee, to be bound by the covenants (other than any payment obligations) in the Indenture and the Notes that are applicable to them. However, holders of the Notes will not have a direct claim on the cash flow or assets of the Proceeds Loan Obligors or any of their subsidiaries, and none of the Proceeds Loan Obligors or any of their subsidiaries has any obligation, contingent or otherwise, to pay amounts due under the Indenture and the Notes, or to make funds available to the Issuer for those payments. The rights and remedies of the holders of the Notes under the Indenture against the Proceeds Loan Obligors upon any breach by the Proceeds Loan Obligors of their obligations under the Notes Covenant Agreement will be limited to a right to instruct the Issuer or the Security Trustee or their respective nominees, in accordance with the terms of the Indenture, to accelerate the Notes Proceeds Loans and to vote in connection with any enforcement of the collateral securing such loans (together with any other secured creditors sharing in such collateral).

B. Amended SPV Credit Agreement and 2021 Additional Term Loan Facility

On March 25, 2021, LCPR Loan Financing LLC (the “SPV Borrower”), as borrower, and the Issuer, as guarantor, entered into the financing arrangements described below. The arrangements amend, supplement and/or restate (as described below) the credit agreement dated October 25, 2019 between, among others, the SPV Borrower, the Issuer, and The Bank of Nova Scotia, as administrative agent (the “Administrative Agent”) and security agent (the “SPV Security Agent”) (as amended, supplemented and/or restated from time to time prior to the 2021 Amendment Effective Date (as defined below), the “Existing SPV Credit Agreement”, and as amended, supplemented and/or restated by the Additional Facility Joinder Agreement (as defined below), the “Amended SPV Credit Agreement”).

The SPV Borrower, the Issuer, the lenders named therein (the “2021 Additional Term Facility Lenders”), the Administrative Agent and the SPV Security Agent entered into an additional facility joinder agreement dated March 25, 2021 (the “Additional Facility Joinder Agreement”) pursuant to the Existing SPV Credit Agreement.

Under the terms of the Additional Facility Joinder Agreement, the 2021 Additional Term Facility Lenders agreed to provide a $500.0 million term loan facility (the “2021 Additional Term Loan Facility”) to the SPV Borrower under and in accordance with the terms of the Existing SPV Credit Agreement. The final maturity date for the 2021 Additional Term Loan Facility is October 15, 2028. The 2021 Additional Term Loan Facility bears interest at a rate of LIBOR plus 3.75%, subject to a LIBOR floor of 0.00%.

The 2021 Additional Term Loan Facility will be funded on or around March 30, 2021 (the “TLB Funding Date”), upon the satisfaction of certain conditions set forth in the Additional Facility Joinder Agreement. On the TLB Funding Date, the proceeds under the 2021 Additional Term Loan Facility are expected to be used by the SPV Borrower to fund one or more proceeds loans (the “New SPV Credit Facility Proceeds Loans”) to LCPR LLC pursuant to the Proceeds Loan Agreement. The payment of all obligations of the Proceeds Loan Obligors under the Proceeds Loan Agreement (including under the New SPV Facility Proceeds Loans) is guaranteed by each Proceeds Loan Obligor, and all the issued capital stock or share capital of each Proceeds Loan Obligor, and substantially all assets of each Proceeds Loan Obligor, will continue to be pledged, on the TLB Funding Date, to secure the payment of the obligations of the Proceeds Loan Obligors under the Proceeds Loan Agreement. The SPV Credit Facility Proceeds Loans, together with the Notes Proceeds Loans, are expected to be used by the Proceeds Loan Borrowers to, inter alia, repay the Existing Proceeds Loans and for general corporate purposes, including distributions to the parent companies of the Proceeds Loan Borrowers. The SPV Borrower will use the proceeds from the repayment of the Existing Proceeds Loans to repay in full the aggregate outstanding principal amount of borrowings (together with accrued interest) under the Existing SPV Credit Agreement.

Any prepayment of the loans under the 2021 Additional Term Loan Facility in connection with a repricing transaction occurring on or prior to the six-month anniversary of the TLB Funding Date is subject to a call premium equal to 1.00% of the principal amount of the 2021 Additional Term Loan Facility so prepaid.

The Additional 2021 Additional Term Loan Facility Lenders provided their consents to the removal of the financial maintenance covenant and certain other amendments to the covenants and other provisions of the Existing Credit Agreement outlined in, and by way of, the Additional Facility Joinder Agreement (the “Amendments”). The consent of the requisite lenders under the Existing Credit Agreement for the Amendments was obtained and the Amended SPV Credit Agreement is expected to become effective as of the TLB Funding Date.

C. Amended and Restated LCPR Credit Agreement and 2021 Extended Revolving Credit Commitments

On March 22, 2021, LCPR LLC, entered into the amended and restated credit agreement the (“A&R LCPR Credit Agreement”), between LCPR LLC as the initial borrower, LLA Holdco, Liberty Mobile PR, Liberty Mobile USVI, each as a borrower and guarantor, Liberty Mobile, as a guarantor, The Bank of Nova Scotia as administrative agent, The Bank of Nova Scotia as security agent, and the lenders party thereto, which amended and restated in full the credit agreement originally dated October 25, 2019, made between, among others, LCPR LLC as the Initial Borrower, and The Bank of Nova Scotia as administrative agent (as amended and/or restated from time to time, the “Existing LCPR Credit Agreement”). The A&R LCPR Credit Agreement is expected to become effective on the Revolving Credit Effective Date (as defined below).

Under the terms of the A&R LCPR Credit Agreement, all existing lenders under the Existing LCPR Credit Agreement agreed to extend the maturity date of their respective revolving credit commitments under the Existing LCPR Credit Agreement, in an aggregate principal amount of $167.5 million, to March 15, 2027(the “2021 Extended Revolving Credit Commitments”). The 2021 Extended Revolving Credit Commitments will be made available for funding on or around March 30, 2021 (the “Revolving Credit Effective Date”), upon the satisfaction of certain conditions set forth in the A&R LCPR Credit Agreement. The loans under the 2021 Extended Revolving Credit Commitments bear interest at LIBOR plus 3.50% and have a fee on unused commitments of 0.50%.

The lenders under the 2021 Extended Revolving Credit Commitments (the “2021 Extended Revolving Credit Lenders”) also provided their consent to the amendments to the covenants and other provisions of the Existing LCPR Credit Agreement outlined in the A&R LCPR Credit Agreement. The A&R LCPR Credit Agreement includes a financial maintenance covenant in favor of the lenders that requires LCPR LLC and the restricted group to maintain a consolidated senior secured net leverage ratio of no more than 5.50 to 1.00 as of the last day of each fiscal quarter if, on such date, the aggregate revolving exposure under the A&R LCPR Credit Agreement (excluding undrawn and/or cash-collateralized letters of credit) is equal to or exceeds 33.33% of the 2021 Extended Revolving Credit Commitments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY LATIN AMERICA LTD.

By:	/s/ MICHAEL D. OLIVER
Michael D. Oliver
Vice President, Global Financial Reporting

Date: March 29, 2021